EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Cristopher Grunewald, the Chief Executive Officer Chief Financial Officer of Spotlight Innovation Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Annual Report on Form 10-K of Spotlight Innovation Inc. for fiscal year ended December 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Spotlight Innovation Inc.

Spotlight Innovation Inc.

Date: May 20, 2014	By:	/s/ Cristopher Grunewald
	Name:	Cristopher Grunewald
	Title:	President, Chief Executive Officer
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Spotlight Innovation Inc. and will be retained by Spotlight Innovation Inc. and furnished to the Securities and Exchange Commission or its staff upon request.